Exhibit 10.1

AMENDMENT AGREEMENT

This Amendment Agreement (this “Amendment”), dated as of August 4, 2026, by and between Olenox Industries Inc., a corporation incorporated under the laws of the State of Delaware (the “Company”) and Generating Alpha Ltd., a Saint Kitts and Nevis company (the “Investor”).

WHEREAS, the Company and the Investor entered into and executed that certain Stock Purchase Agreement (“Agreement”), dated as of May 29, 2025, and the accompanying Registration Rights Agreement (“RRA”), dated as of May 29, 2025;

WHEREAS, the Company and the Investor wish to amend the Agreement and the RRA in certain respects.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged the Company and the undersigned Holder hereby agree as follows:

AMENDMENTS

1.	The name of the Company in the Agreement shall be amended from “Safe & Green Holdings Corp.” to “Olenox Industries Inc.” Olenox Industries Inc. is a Delaware Corporation.

2.	The date of the Agreement shall be amended from May 29, 2025, to August 4, 2026.

3.	Section 1.6 “Average Daily Trading Volume”: This section shall be replaced in its entirety with the following: “Average Daily Trading Volume” means the average trading volume of the five Trading Days prior to the date of delivery of the Put Notice that results from excluding any pre arrnnged special crossings, off market transfers, Block Trades, or abnormal trades which the Investor had no opportunity to participate.

4.	Section 4.18. Anti-Dilution: This section shall be replaced in its entirety with the following:

Section 4.18. Anti-Dilution. At any time during the three months following the Effective Date of this Agreement should the number of outstanding shares of Company’s common stock increase for any reason other than (i) an issuance of shares to board members, employees or executives of the Company, (ii) an issuance of shares due to conversions of the Company’s existing shares of preferred stock (including but not limited to Series A, Series B, Series C, or Series E), or (iii) shares issued due to conversions, or for shares issued for acquisitions, pursuant to this Agreement, the Company shall cause to be issued into the Holder’s share reserve the number of shares of its common stock equal to 4.99% of said increase, rounded down to the nearest whole share.

5.	Section 7.5 True-Up: This section shall be deleted in its entirety and shall have no further force and effect.

6.	Section 7.6(b) No Variable Rate Transactions: This section shall be replaced in its entirety with the following:

(b) No Variable Rate Transactions. The Company shall not effect or enter into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Shares or any security which entitle the holder to acquire Common Stock (or a combination of units thereof) involving a Variable Rate Transaction that would provide a discount to the recipient over ten percent (10%) in total. This discount includes any original issue discount or legal fees charged or discount on the conversion of debt to stock or the issuance of stock. Absolutely no warrants will be allowed. The Investor shall be entitled to seek injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages, without the necessity of showing economic loss and without any bond or other security being required. “Variable Rate Transaction” shall mean a transaction in which the Company (i) issues or sells any equity or debt securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional Common Shares either (A) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Shares at any time after the initial issuance of such equity or debt securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such equity or debt security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Shares (including, without limitation, any “full ratchet” or “weighted average” antidilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), (ii) enters into any agreement, including but not limited to an “equity line of credit” or other continuous offering or similar offering of Common Shares, or (iii) enters into or effects any forward purchase agreement, equity pre-paid forward transaction or other similar offering of securities where the purchaser of securities of the Company receives an upfront or periodic payment of all, or a portion of, the value of the securities so purchased, and the Company receives proceeds from such purchaser based on a price or value that varies with the trading prices of the Common Shares.

7.	Section 11.1 Notices: The notice email addresses for the Company shall be revised to the following: “If to the Company with a copy to .”

8.	Section 12.4: This section shall be replaced in its entirety with the following:

If the Registration Statement is not declared effective within sixty days from the date of the execution of this Agreement due to the Company not being diligent in performing its obligation under the Agreement the Company shall issue to the investor 10,000 shares of its common stock as a penalty. If the company fails to issue the shares of Common stock, this amount can be received and withheld from any Put Notice issued by the Company.

9.	Section 12.11 Expiration: The expiration date in (ii) of this section shall be amended from May 8, 2026, to “two years from the Effective Date.”

10.	Exhibit A Registration Rights Agreement: The “Execution Date” in the recitals shall be amended from May 29, 2025, to the “dated as of the Effective Date (as defined in the Stock Purchase Agreement).”

11.	Section 1.47 “Registrable Securities”: This section shall be replaced in its entirety with the following: “Registrable Securities” shall mean shares of the Company’s Common Stock related to the Put Shares to be issued under the Stock Purchase Agreement (i) in respect of which a Registration Statement has not been declared effective by the SEC, (ii) which have not been sold under circumstances meeting all of the applicable conditions of Rule 144 or (iii) which have not been otherwise transferred to a holder who may trade such Put Shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend.

12.	Exhibit A Registration Rights Agreement: The term “Registrable Securities” in Section I Definitions shall be replaced in its entirety with the following “Registrable Securities” means the shares of Common Stock issued or issuable pursuant to the SPA and (iii) any shares of capital stock issued or issuable with respect to such shares of Common Stock, if any, as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, which have not been (x) included in the Registration Statement that has been declared effective by the SEC, or (y) sold under circumstances meeting all of the applicable conditions of Rule 144 (or any similar provision then in force) under the 1933 Act.

13.	Section 2.3(b)(ix): A new Section 2.3(b)(ix) shall be added with the following: To the extent the Company has not paid back the principal and interest of any notes or convertible notes owed to Generating Alpha Ltd., the amount of such principal and interest may be deducted by Generating Alpha Ltd. directly out of the proceeds of the Put, up to 30% of the Put.

14.	Section 6.10 Review of Public Disclosures: This section shall be deleted in its entirety and shall have no further force and effect.

15.	Except as expressly modified by this Amendment, the terms and obligations of the Agreement remain unchanged.

GOVERNING LAW; MISCELLANEOUS.

16.	Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with the provisions of the Agreement.

17.	Capitalized Terms. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Notes.

18.	Recitals. The recitations set forth in the preamble of this Amendment are true and correct and incorporated herein by this reference.

19.	Counterparts; Signatures by Facsimile. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Amendment, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Amendment bearing the signature of the party so delivering this Amendment.

20.	Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing as provided in the Agreement.

21.	Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties and their successors and assigns.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

COMPANY:

OLENOX INDUSTRIES INC.

By:	/s/ Michael Mclaren
Michael Mclaren, Chief Executive Officer

INVESTOR:

GENERATING ALPHA LTD.

By:	/s/ Maria Cano
Maria Cano, Director

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